COMMON STOCK WARRANT

              June __, 2011

Premier Power Renewable Energy, Inc., a Delaware corporation (the “Company”), hereby grants Genalta Power Inc., a British Columbia corporation (the “Holder”), for value received, the right to purchase from the Company at any time and from time to time commencing on the date first appearing above (the “Issuance Date”), up to and through the earlier of: (a) the consummation of a Change of Control (as defined in the Certificate of Designation of Preferences, Rights, and Limitations of Series C Convertible Preferred Stock, filed by the Company on _____________, creating the Series C Preferred Stock) in which at least 95% of the outstanding shares of common stock of the Company have been sold or exchanged or the common shareholders of the Company, as constituted prior to such Change of Control, own no more than thirty percent (30%) of the surviving or resulting company, after the transaction(s), subject to the Company having provided notice to the Holder at least 45 days in advance of such consummation, or (b) the date that is five (5) years from the Issuance Date (the events described in subsections (a) or (b) are referred to as “Terminating Events”) (the “Termination Date”) up to 2,000,000 shares (each, a “Warrant Share” and collectively the “Warrant Shares”) of the Company’s common stock, at an exercise price per Warrant Share equal to One United States Dollar (US$1.00) (the “Exercise Price”).  The number of Warrant Shares purchasable hereunder and the Exercise Price are subject to adjustment as provided in Section 4 hereof.

1.       Method of Exercise; Payment.

(a)       Exercise.  The purchase rights represented by this Warrant may be exercised, for cash, by the Holder, in whole or in part, at any time, or from time to time, prior to the Termination Date, by the surrender of this Warrant (with the notice of exercise form (the “Notice of Exercise”) attached hereto as Exhibit A duly executed) at the principal office of the Company, and by payment to the Company of an amount equal to the Exercise Price multiplied by the number of the Warrant Shares being purchased, which amount may be paid, at the election of the Holder, by wire transfer or certified check payable to the order of the Company. The person or persons in whose name(s) any certificate(s) representing Warrant Shares shall be issuable upon exercise of this Warrant shall be deemed to have become the holder(s) of record of, and shall be treated for all purposes as the record holder(s) of, the Warrant Shares represented thereby (and such Warrant Shares shall be deemed to have been issued) immediately prior to the close of business on the date or dates upon which this Warrant is exercised.  The Holder and any assignee, by acceptance of this Warrant, acknowledge and agree that, by reason of the provisions of this paragraph, following the purchase of a portion of the Warrant Shares hereunder, the number of Warrant Shares available for purchase hereunder at any given time may be less than the amount stated on the face hereof.

(b)       Stock Certificates.  In the event of any exercise of the rights represented by this Warrant, as promptly as practicable after this Warrant is surrendered and delivered to the Company along with all other appropriate documentation on or after the date of exercise and in any event within ten (10) days thereafter, the Company at its expense shall issue and deliver to the person or persons entitled to receive the same a certificate or certificates for the number of Warrant Shares issuable upon such exercise.  In the event this Warrant is exercised in part, the Company at its expense will execute and deliver a new Warrant of like tenor exercisable for the number of Warrant Shares for which this Warrant may then be exercised.

(c)       Taxes.  The issuance of the Warrant Shares upon the exercise of this Warrant, and the delivery of certificates or other instruments representing such Warrant Shares, shall be made without charge to the Holder for any tax or other charge in respect of such issuance.

2.       Warrant.

(a)       Replacement of Warrant.  Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction, or mutilation of this Warrant and, in the case of any such loss, theft, or destruction, upon delivery of an indemnity agreement reasonably satisfactory in form and amount to the Company, or, in the case of any such mutilation, upon surrender and cancellation of this Warrant, the Company, at its expense, will execute and deliver in lieu thereof, a new Warrant of like tenor.

(b)       Cancellation; Payment of Expenses.  Upon the surrender of this Warrant in connection with any transfer, exchange or replacement as provided in this Section 2, this Warrant shall be promptly canceled by the Company.  The Holder shall pay all taxes and all other reasonable expenses (including legal expenses, if any, incurred by the Holder or transferees) and charges payable in connection with the preparation, execution and delivery of Warrants pursuant to this Section 2.

3.       Rights and Obligations of Holders of this Warrant.  The Holder of this Warrant shall not, by virtue hereof, be entitled to any rights of a stockholder in the Company, either at law or in equity; provided, however, that in the event any certificate representing shares of Common Stock or other securities is issued to the holder hereof upon exercise of this Warrant, such holder shall, for all purposes, be deemed to have become the holder of record of such Common Stock on the date on which this Warrant, together with a duly executed Notice of Exercise, was surrendered and payment of the aggregate Exercise Price was made, irrespective of the date of delivery of such Common Stock certificate.

4.       Adjustments.

(a)       Stock Dividends, Reclassifications, Recapitalizations, Etc.  While this Warrant is outstanding, in the event the Company:  (i) pays a dividend in Common Stock or makes a distribution in Common Stock, (ii) subdivides its outstanding Common Stock into a greater number of shares, (iii) combines its outstanding Common Stock into a smaller number of shares, or (iv) increases or decreases the number of shares of Common Stock outstanding by reclassification of its Common Stock, then (1) the Exercise Price on the record date of such division or distribution or the effective date of such action shall be adjusted by multiplying such Exercise Price by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately before such event and the denominator of which is the number of shares of Common Stock outstanding immediately after such event, and (2) the number of shares of Common Stock for which this Warrant may be exercised immediately before such event shall be adjusted by multiplying such number by a fraction, the numerator of which is the Exercise Price immediately before such event and the denominator of which is the Exercise Price immediately after such event.

(b)       Combination: Liquidation.  While this Warrant is outstanding, (i) in the event of a Combination (as defined below), each Holder shall have the right to receive upon exercise of the Warrant the kind and amount of shares of capital stock or other securities or property which such Holder would have been entitled to receive upon or as a result of such Combination had such Warrant been exercised immediately prior to such event (subject to further adjustment in accordance with the terms hereof).  Unless paragraph 4(b)(ii) is applicable to a Combination, the Company shall provide that the surviving or acquiring Person (as defined below) (the “Successor Company”) in such Combination will assume by written instrument the obligations under this Section 4 and the obligations to deliver to the Holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, the Holder may be entitled to acquire. “Combination” means an event in which the Company consolidates with, mergers with or into, or sells all or substantially all of its assets to another Person, where “Person” means any individual, corporation, partnership, joint venture, limited liability company, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity; (ii) in the event of (x) a Combination where consideration to the holders of Common Stock in exchange for their shares is payable solely in cash or (y) the dissolution, liquidation or winding-up of the Company, the Holders shall be entitled to receive, upon surrender of their Warrant, distributions on an equal basis with the holders of Common Stock or other securities issuable upon exercise of the Warrant, as if the Warrant had been exercised immediately prior to such event, less the Exercise Price.  After the surrendered Warrant is received, the Company is required to deliver a check in such amount as is appropriate (or, in the case or consideration other than cash, such other consideration as is appropriate) to such Person or Persons as it may be directed in writing by the Holder surrendering such Warrant; provided however, that the definition of a “Combination” shall not include a Terminating Event, and this Warrant shall expire upon the occurrence of a Terminating Event.

(c)       Notice of Adjustment.  Whenever the Exercise Price or the number of shares of Common Stock and other property, if any, issuable upon exercise of the Warrant is adjusted, as provided in this Section 4, the Company shall deliver to the holders of the Warrant in accordance with Section 8 a certificate of the Company’s Chief Financial Officer setting forth, in reasonable detail, the event requiring the adjustment and the method by which such adjustment was calculated, and specifying the Exercise Price and number of shares of Common Stock issuable upon exercise of the Warrant after giving effect to such adjustment.

5.       Fractional Shares.  In lieu of issuance of a fractional share upon any exercise hereunder, the Company will issue an additional whole share in lieu of that fractional share, calculated on the basis of the Exercise Price.

6.       Legends.  Prior to issuance of the Warrant Shares underlying this Warrant, all such certificates representing such Warrant Shares shall bear a restrictive legend to the effect that the Warrant Shares represented by such certificate have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and that the Warrant Shares may not be sold or transferred in the absence of such registration or an exemption therefrom.

7.       Disposition of Warrants or Shares.  The Holder of this Warrant, each transferee hereof and any holder and transferee of any Warrant Shares, by its acceptance thereof, agrees that no public distribution of Warrants or Warrant Shares will be made in violation of the provisions of the Securities Act.  Furthermore, it shall be a condition to the transfer of this Warrant that any transferee thereof deliver to the Company its written agreement to accept and be bound by all of the terms and conditions contained in this Warrant.

8.       Notices.  Except as otherwise specified herein to the contrary, all notices, requests, demands and other communications required or desired to be given hereunder shall only be effective if given in writing by certified or registered U.S. mail with return receipt requested and postage prepaid; by private overnight delivery service (e.g., Federal Express; or by personal delivery.  Any such notice shall be deemed to have been given (a) on the business day immediately following the mailing thereof, if mailed by certified or registered U.S. mail as specified above; (b) on the business day immediately following deposit with a private overnight delivery service if sent by said service; or (c) upon personal delivery of the notice.  All such notices shall be sent to the following addresses (or to such other address or addresses as a party may have advised the other in the manner provided in this Section 8):

if to the Company:

Premier Power Renewable Energy, Inc.
4961 Windplay, Suite 100
El Dorado Hills, CA 95762
Attention: Chief Executive Officer

With a copy to:
Downey Brand LLP
621 Capitol Mall, 18th Floor
Sacramento, CA 95814
Attention: Jeffrey M. Koewler, Esq.

if to the Holder:

Genalta Power Inc.
1000, 407-2 Street S.W.
(Canada Place Tower)
Calgary AB T2P 2Y3 Canada
Attention: Chief Executive Officer

Notwithstanding the time of effectiveness of notices set forth in this Section 8, a Notice of Exercise shall not be deemed effectively given until it has been duly completed and submitted to the Company together with this original Warrant and payment of the Exercise Price in a manner set forth in this Section 8.

9.       Governing Law and Jurisdiction.  This Warrant shall be governed by and construed solely and exclusively in accordance with and pursuant to the internal laws of the State of California. Any action brought concerning the transactions contemplated by this Warrant shall be brought only in the civil or state courts of California, located in Sacramento, California, or in the federal courts located in Eastern District of California.

10.       Successors and Assigns.  This Warrant shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

11.       Headings.  The headings of various sections of this Warrant have been inserted for reference only and shall not affect the meaning or construction of any of the provisions hereof.

12.       Severability. If any provision of this Warrant is held to be unenforceable under applicable law, such provision shall be excluded from this Warrant, and the balance hereof shall be interpreted as if such provision were so excluded.

13.       Modification and Waiver.  This Warrant and any provision hereof may be amended, waived, discharged or terminated only by an instrument in writing signed by the Company and the Holder.

14.       Specific Enforcement.  The Company and the Holder acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Warrant were not performed in accordance with their specific terms or were otherwise breached.  It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Warrant and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which either of them may be entitled by law or equity.

15.       Assignment.  This Warrant may be transferred or assigned, in whole or in part, at any time and from time to time by the then Holder by submitting this Warrant to the Company together with a duly executed Assignment in substantially the form and substance of the Form of Assignment which accompanies this Warrant as Exhibit B hereto, and, upon the Company’s receipt thereof, and in any event, within five (5) business days thereafter, the Company shall issue a Warrant to the Holder to evidence that portion of this Warrant, if any as shall not have been so transferred or assigned.

IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed, manually or by facsimile, by one of its officers thereunto duly authorized.

PREMIER POWER RENEWABLE ENERGY, INC.

By:	/s/
Name: Dean R. Marks
Title: Chief Executive Officer

EXHIBIT A

TO

WARRANT

NOTICE OF EXERCISE

To Be Executed by the Holder
in Order to Exercise the Warrant

The undersigned Holder hereby elects to purchase _______ shares of Common Stock of Premier Power Renewable Energy, Inc. pursuant to the attached Warrant, and requests that certificates for securities be issued in the name of:

__________________________________________________________
(Please type or print name and address)

__________________________________________________________

__________________________________________________________

__________________________________________________________

(Social Security or Tax Identification Number)

and delivered to:

(Please type or print name and address if different from above)

(1)      Payment shall take the form of lawful money of the United States.

(2)      Please issue a certificate or certificates representing said Warrant Shares in the name of the undersigned or in such other name as is specified below:

_______________________________

The Warrant Shares shall be delivered to the following DWAC Account Number or by physical delivery of a certificate to:

_______________________________

_______________________________

_______________________________

(4)           Accredited Investor.  The undersigned hereby represents and certifies that it is an “accredited investor” as defined in Regulation D promulgated under the Securities Act of 1933, as amended.

Dated: _____________________	HOLDER:

By:
Name:
Title:
Address:

EXHIBIT B
TO
WARRANT

FORM OF ASSIGNMENT

(To be signed only on transfer of Warrant)

For value received, the undersigned hereby sells, assigns, and transfers unto _____________ the right represented by the attached Warrant to purchase ______ shares of Common Stock of Premier Power Renewable Energy, Inc., a Delaware corporation, to which the attached Warrant relates, and appoints ____________________ Attorney to transfer such right on the books of Premier Power Renewable Energy, Inc., a Delaware corporation, with full power of substitution of premises.

Dated: _____________________	HOLDER:

By:
Name:
Title:
(signature must conform to name of holder as specified on the fact of the Warrant)

Signed in the presence of: ___________________________

Dated: ____________________________